EXHIBIT 32.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

In connection with the Quarterly Report on Form 10-Q (the “Report”), of Jazz Technologies, Inc. (the "Company") for the period ended September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Ronit Vardi, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

       1.  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2.  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Dated:  November 17, 2014

/s/ RONIT VARDI Ronit Vardi, Chief Financial Officer